                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             Landstar System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [LANDSTAR LOGO]

                             LANDSTAR SYSTEM, INC.
                         13410 SUTTON PARK DRIVE SOUTH
                          JACKSONVILLE, FLORIDA 32224

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 2003

     Notice is hereby given that the 2003 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the "Company"), will be held in the First Floor Conference Room of the principal offices of Landstar System, Inc., at the above address, on Thursday, May 15, 2003, at 10:00 a.m., local time, for the following purposes:

     (1) To elect two Class I Directors for terms to expire at the 2006 Annual Meeting of Stockholders;

     (2) To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal year 2003;

     (3) To consider approval of the Company's 2003 Directors Stock Compensation Plan;

     (4) To consider approval of an amendment to Article IV of the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock of the Company;

     (5) To consider approval of a separate amendment to Article IV of the Company's Restated Certificate of Incorporation to increase the authorized shares of Preferred Stock of the Company; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 18, 2003 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from May 2, 2003 to the date of the meeting at the Company's corporate headquarters as set forth above.

     All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

                                       By Order of the Board of Directors

                                       /s/ Robert C. Larose
                                       ROBERT C. LAROSE
                                       Vice President,
                                       Chief Financial Officer
                                       and Secretary

Jacksonville, Florida
March 26, 2003

           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LANDSTAR SYSTEM, INC.

                                PROXY STATEMENT

March 26, 2003

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2003 at 10:00 a.m., local time (the "2003 Annual Meeting"). The 2002 Annual Report to Stockholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 2002, is enclosed herewith. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of Meeting and 2002 Annual Report are being mailed to the stockholders of the Company on or about March 26, 2003.

                                  RECORD DATE

     The Board has fixed the close of business on March 18, 2003 as the record date for the 2003 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                    PROXIES

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" each of the following proposals: (i) the election of the named nominees, (ii) the ratification of KPMG LLP as independent auditors for the Company, (iii) the approval of the Company's 2003 Directors Stock Compensation Plan, (iv) the approval of the amendment to Article IV of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock of the Company and (v) the approval of a separate amendment to Article IV of the Certificate of Incorporation to increase the number of authorized shares of Preferred Stock of the Company. Each of these five proposals is more fully described in this Notice of 2003 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2003 Annual Meeting.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2003 Annual Meeting.

     The Board has selected The Bank of New York as Inspectors of Election (the "Inspectors") pursuant to Article I of the Company's Bylaws, as amended and restated (the "Bylaws"). The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 2003 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

                               PROXY SOLICITATION

     The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $6,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

                               VOTING SECURITIES

     Shares of the Company's common stock, par value $.01 per share (the "Common Stock") are the only class of voting securities of the Company which are
outstanding. On March 18, 2003,        shares of Common Stock were outstanding.
At the 2003 Annual Meeting, each stockholder of record at the close of business on March 18, 2003 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2003 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2003 Annual Meeting.

                  PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS

     The Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Company's Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of which they have been elected expires and until such Director's successors shall have been duly elected and qualified. There are seven members of the Board of Directors: two Class I Directors to be elected at the 2003 Annual Meeting of Stockholders (whose members' terms will expire at the 2006 Annual Meeting of Stockholders), three Class II Directors whose terms will expire at the 2004 Annual Meeting of Stockholders and two Class III Directors whose terms will expire at the 2005 Annual Meeting of Stockholders.

     It is intended that the shares represented by the accompanying form of proxy will be voted at the 2003 Annual Meeting for the election of nominees Ronald W. Drucker and Henry H. Gerkens as Class I Directors, unless the proxy specifies otherwise. Each Class I Director's term will expire at the 2006 Annual Meeting of Stockholders. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

     If, for any reason not presently known, either or both of Ronald W. Drucker or Henry H. Gerkens are not available for election at the time of the 2003 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all such substitute nominees.

     Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2003 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                            DIRECTORS OF THE COMPANY

     The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and to the other persons whose terms as Directors will continue after the 2003 Annual Meeting.

             NAME                AGE                       BUSINESS EXPERIENCE
             ----                ---                       -------------------
CLASS I -- NOMINEES TO SERVE AS DIRECTORS UNTIL THE 2006 ANNUAL MEETING

Ronald W. Drucker..............  61    Mr. Drucker has been a Director of the Company and a
                                       Director of Landstar System Holdings, Inc. (a wholly-owned subsidiary of the Company) ("LSHI") since April 1994. Mr.
                                       Drucker is a consultant. He served as Chairman of the Board of Encompass, a global logistics information joint venture of AMR and CSX Corporations from 1989 through 1997. Between
                                       1966 and 1992, Mr. Drucker served with CSX Corporation
                                       predecessor companies in various capacities. He is a member of the American Railway Engineering and Maintenance-of-Way
                                       Association and the American Society of Civil Engineers and
                                       serves as a member of the Board of Directors of SunTrust
                                       Bank-North Florida, The Cooper Union for the Advancement of
                                       Science and Art, and the National Defense Transportation
                                       Association ("NDTA").

Henry H. Gerkens...............  52    Mr. Gerkens has been a Director of the Company and LSHI
                                       since May 2000. Mr. Gerkens has been President and Chief
                                       Operating Officer of the Company and LSHI since December
                                       2001. He was President and Chief Financial Officer of the
                                       Company and LSHI from July 2001 to December 2001. He served as Executive Vice President and Chief Financial Officer of
                                       the Company and LSHI from November 1994 to July 2001. He
                                       served as Vice President and Chief Financial Officer of the
                                       Company from January 1993 to November 1994 and held the same positions at LSHI from August 1988 to November 1994. He is a member of the Board of Directors of each of the wholly-owned direct or indirect subsidiaries (the "Subsidiaries") of
                                       LSHI: Landstar Gemini, Inc. ("Landstar Gemini"), Landstar
                                       Inway, Inc. ("Landstar Inway"), Landstar Ligon, Inc.
                                       ("Landstar Ligon"), Landstar Contractor Financing, Inc.
                                       ("LCFI"), Landstar Carrier Services, Inc. ("LCS"), Risk
                                       Management Claim Services, Inc., ("RMCS"), Landstar Ranger,
                                       Inc. ("Landstar Ranger"), Signature Technology Services,
                                       Inc. ("STSI"), Signature Insurance Company ("Signature"),
                                       Landstar Corporate Services, Inc. ("LCSI"), Landstar Express
                                       America, Inc. ("Landstar Express America") and Landstar
                                       Logistics, Inc. ("Landstar Logistics").

CLASS II -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

Merritt J. Mott................  57    Mr. Mott has been a Director of the Company and LSHI since
                                       August 1994. He is the Owner and Chief Executive Officer of
                                       Rockford Sanitary Systems, Inc.  Mr. Mott serves as a consultant to various private enterprises.  From 1980 through 1996, he served in various capacities at Mott Bros. Company including
                                       Executive Vice President and Chief Financial Officer. Mr.
                                       Mott was a Director of Rockford Health Plans from 1994
                                       through 1997. He serves as a Director of Blackhawk Bancorp,
                                       Inc. and has served as a trustee of the William Howard Trust since 1984.

             NAME                AGE                       BUSINESS EXPERIENCE
             ----                ---                       -------------------
William S. Elston..............  62    Mr. Elston has been a Director of the Company and LSHI since
                                       February 1998 and an Executive Recruiting Consultant since
                                       December 1999. He was President and Chief Executive Officer
                                       of Clean Shower, L.P. from November 1998 to December 1999.
                                       He served as Managing Director/Executive Vice President of
                                       DHR, International, an executive recruiting firm, from
                                       February 1995 to November 1998. He was Executive Vice
                                       President of Operations, Steelcase, Inc., from April 1994 to
                                       January 1995. Mr. Elston was President and Chief Executive
                                       Officer of GATX Logistics, Inc. from 1990 through March
                                       1994.
Diana M. Murphy................  46    Ms. Murphy has been a Director of the Company and LSHI since
                                       February 1998 and has been a Managing Director in the
                                       private equity firm of Chartwell Capital Management Company since 1997. Ms. Murphy was an associate with Chartwell
                                       Capital and served as interim President for one of
                                       Chartwell's portfolio companies, Strategic Media Research,
                                       Inc. in 1996. She was Senior Vice President for The
                                       Baltimore Sun, a division of The Tribune Corporation from
                                       1992 to 1995. Ms. Murphy also serves on the Board of
                                       Directors of Raymedica, Inc., eMotion and Enterworks, Inc.

CLASS III -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

David G. Bannister.............  47    Mr. Bannister has been a Director of the Company since April
                                       1991 and a Director of LSHI since October 1988. Mr.
                                       Bannister is a General Partner of Grotech Capital Group, a
                                       private equity and venture capital firm. Prior to joining
                                       Grotech in May 1998, Mr. Bannister was a Managing Director
                                       at BT Alex. Brown Incorporated. Mr. Bannister also serves on the Board of Directors of Allied Holdings, Inc.,
                                       SimonDelivers.com, Inc. and Trivirix, Inc.

Jeffrey C. Crowe...............  56    Mr. Crowe has been Chairman of the Board and Chief Executive
                                       Officer of the Company since April 1991. Mr. Crowe was
                                       President of the Company from April 1991 to June 2001. He
                                       has been Chief Executive Officer of LSHI since June 1989 and
                                       Chairman of the Board of LSHI since March 1991. Mr. Crowe
                                       has been President of Signature since February 1997. Mr.
                                       Crowe is a member of the Board of Directors of each
                                       of the subsidiaries except Signature.  Mr. Crowe has
                                       served as a Director of the U.S. Chamber of Commerce
                                       since February 1998 and commenced serving as Vice Chairman of the U.S. Chamber of Commerce in June 2002. Mr. Crowe
                                       served in a number of capacities at the American Trucking
                                       Associations, Inc. ("ATA") including as Secretary, as a
                                       member of the ATA Executive Committee and as a Director of the ATA Foundation since November 1989 until his resignation from ATA in 1998. He has also served as Chairman of the NDTA since October 1993. He has served as a Director of Silgan
                                       Holdings Inc. since May 1997, a Director of the National
                                       Chamber Foundation since November 1997 and a Director of
                                       SunTrust Bank-North Florida since January 1999. He has
                                       served as a member of the Board of Advisors for the U.S.
                                       Merchant Marine Academy Global Maritime and Transportation
                                       School since April 2001, and he has served as a Director
                                       for the ENO Transportation Foundation, Inc. since October
                                       2001.

            INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

ATTENDANCE AT BOARD MEETINGS

     During the 2002 fiscal year, the Board held four regularly scheduled meetings, four telephonic meetings and acted by unanimous written consent five times. During such fiscal year, all Directors attended 75% or more of the combined total meetings of the Board and its respective committees during the period in which they served as Directors or committee members.

INDEPENDENT DIRECTORS

     Each of David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt
J. Mott and Diana M. Murphy is an "independent director", as defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards (such Directors are, collectively, the "Independent Directors"). Each such Director also qualifies as an "independent director" under Section 301 of the Sarbanes-Oxley Act and the proposed new rules of the NASD regarding independent directors. The Independent Directors of the Board held two meetings during fiscal year 2002 without the presence of management or any inside directors.

COMMITTEES OF THE BOARD

     The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee, a Safety Committee and a Strategic Planning Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees and the number of meetings held during 2002 are described below. The Board does not have an Executive Committee. In addition, the Board has ratified the establishment of a Disclosure Committee comprised of members of management, including the two employee members of the Board, to formalize processes to ensure accurate and timely disclosure in the Company's periodic reports filed with the Securities and Exchange Commission and to implement certain disclosure controls and procedures.

     The Audit Committee, Compensation Committee and Nominating Committee are each comprised of all of the Independent Directors. The Safety Committee and Strategic Planning Committee are each comprised of all members of the Board of Directors.

AUDIT COMMITTEE

     The Audit Committee appoints the independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope and results of the annual audit; and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board. In addition, the Audit Committee pre approves all non-audit related services provided by the independent auditors and approves the independent auditors' fees for services rendered to the Company. During the 2002 fiscal year, the Audit Committee held three meetings, four telephonic meetings and did not act by written consent.

COMPENSATION COMMITTEE

     The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of senior executive officers and Directors of the Company and
 (ii) administering certain plans relating to the compensation of officers. During the 2002 fiscal year, the Compensation Committee held four meetings and did not act by written consent.

NOMINATING COMMITTEE

     The Nominating Committee functions include identifying persons for future nomination for election to the Board of Directors. During the 2002 fiscal year, the Nominating Committee held one meeting and did not act by written consent. Stockholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

SAFETY COMMITTEE

     The Safety Committee functions include the development and implementation of safety goals and strategies to be implemented by the Company. During the 2002 fiscal year, the Safety Committee held three meetings and did not act by written consent.

STRATEGIC PLANNING COMMITTEE

     The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company's senior management and determines strategic directions for implementation. During the 2002 fiscal year, the Strategic Planning Committee held three meetings and did not act by written consent.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditors. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management and the independent auditors.

     In connection with these responsibilities, as discussed elsewhere in this Proxy, the Audit Committee held three meetings and four telephonic meetings during 2002. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the independent auditors. The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the December 28, 2002 financial statements and their observations of the Company's internal controls. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence, including the new rules governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management concerning the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley
Act to accompany the Company's periodic filings with the Securities and Exchange Commission.

     During 2002, the Audit Committee pre approved the continuation of all non-audit services to be rendered to the Company by the independent auditors in 2002 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of these auditors. For each fiscal year commencing with fiscal 2003, the Audit Committee expects to pre approve all non-audit services rendered to the Company by the independent auditors, including all related fee arrangements. The Audit Committee also reviewed and discussed the December 28, 2002 financial statements with management.

     Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 28, 2002, to be filed with the Securities and Exchange Commission. The Audit Committee has also selected KPMG LLP as the Company's independent auditors for the fiscal year ended December 27, 2003 and have recommended to the Board that this selection be presented to the stockholders for ratification.

                                          THE AUDIT COMMITTEE

                                          David G. Bannister, Chairman
                                          Ronald W. Drucker
                                          William S. Elston
                                          Merritt J. Mott
                                          Diana M. Murphy

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the executive officers of the Company, see "Security Ownership by Management and Others." There are no family relationships among any of the Directors and executive officers of the Company or any of the Subsidiaries.

                   NAME                     AGE                   BUSINESS EXPERIENCE
                   ----                     ---                   -------------------
Jeffrey C. Crowe..........................  56    See previous description under "Directors of the
                                                  Company."
Henry H. Gerkens..........................  52    See previous description under "Directors of the
                                                  Company."
Robert C. LaRose..........................  48    Mr. LaRose has been Vice President, Chief Financial
                                                  Officer and Secretary of the Company and LSHI since
                                                  December 2001. He served as Vice President of
                                                  Finance, Treasurer and Assistant Secretary of the
                                                  Company and LSHI from September 2001 to December
                                                  2001. He served as Vice President of Finance and
                                                  Treasurer of the Company and LSHI from October 1995
                                                  to September 2001. He served as Vice President and
                                                  Controller of the Company from January 1993 to
                                                  October 1995 and held the same positions at LSHI
                                                  from March 1989 to October 1995. Mr. LaRose was
                                                  Assistant Treasurer of the Company from May 1991 to
                                                  January 1993. He is also an officer of each of the
                                                  Subsidiaries.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     COMPENSATION OF DIRECTORS. During 2002, Directors who were not employees of the Company received an annual Director's fee of $20,000, plus a fee of $2,000 for each Board meeting attended and a fee of $1,000 for each meeting of a committee attended if the committee meeting was held on a day other than a day on which a Board meeting was held. During 2003, Directors who are not employees of the Company will receive an annual Director's fee of $25,000, plus a fee of $2,000 for each Board meeting attended in person, plus a fee of $1,000 for each telephonic Board meeting attended and a fee of $1,000 for each in person or telephonic meeting of a committee attended if the committee meeting is held on a day other than a day on which a Board meeting is held. In addition commencing in 2003, each Director, upon election or re-election to the Board, will also receive a Director's retainer fee of $25,000. Directors are also reimbursed for expenses incurred in connection with attending Board meetings. Pursuant to the Company's 1994 Directors Stock Option Plan, each Director who was an Eligible Director (as defined therein) on November 30, 1994 received an option to purchase 24,000 shares of the Company's Common Stock. Also, pursuant to the Company's 1994 Directors Stock Option Plan, commencing in 1996, on the first business day after each annual meeting of stockholders of the Company, each Eligible Director who was elected or re-elected as a Director at such annual meeting received an award of options (a "Term Award") to purchase an additional 24,000 shares of the Company's Common Stock. (All share information in this Proxy reflect a two for one stock split effected in the form of a 100% stock dividend distributed August 12, 2002.)

     At a regularly scheduled meeting of the Board of Directors on December 9, 1998, the Board acted to approve a recommendation of the Compensation Committee to reduce the number of shares available for a Term Award on an annual basis from 24,000 options to 18,000 options to purchase shares of the Company's Common Stock. The 1994 Directors Stock Option Plan has been amended to reflect this reduction. All of such options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and are subject to vesting requirements and other terms of the Company's 1994 Directors Stock Option Plan. Directors who are also officers of the Company do not receive any additional compensation for services as a Director or for services on committees of the Board or for meetings or attendance fees.

     Subject to the requisite approval of the Company's stockholders at the 2003 Annual Meeting (see proposal number three below), the 1994 Directors Stock Option Plan will be replaced by a new Directors Stock Compensation Plan. Under the terms of the proposed plan, each non-employee Director, upon election or re-election to the Board, will receive 1,500 shares of the Company's Common Stock subject to certain restrictions on transfer. Under the proposed plan, Mr. Drucker, a Director Nominee eligible for re-election at the annual meeting of stockholders scheduled to be held on May 15, 2003, will receive 1,500 shares pursuant to the Directors Stock Compensation Plan. However, if for any reason the requisite approval of stockholders of the Directors Stock Compensation Plan is not obtained at the 2003 Annual Meeting to which this Proxy Statement relates, the Company will revert to the 1994 Directors Stock Option Plan and Mr. Drucker will receive 18,000 stock options pursuant to the 1994 Directors Stock Option Plan.

     COMPENSATION OF EXECUTIVE OFFICERS. The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company's two other executive officers for services rendered to the Company and its Subsidiaries during the 2002, 2001 and 2000 fiscal years (collectively, the "Executive Officers"). The following table also includes such information with respect to Messrs. Hartter and Hertwig, who are the two most highly compensated non-executive officers of the Company (collectively, with the Executive Officers, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    NO. OF
                                                 ANNUAL COMPENSATION              SECURITIES
                                        --------------------------------------    UNDERLYING
                                         ANNUAL                 OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY(1)    BONUS     COMPENSATION(2)     GRANTED      COMPENSATION(3)
---------------------------      ----   ---------    -----     ---------------    ----------    ---------------
Jeffrey C. Crowe...............  2002   $420,000    $950,000      $ 65,979         120,000         $114,891
  Chairman of the Board &        2001    420,000           0       163,893          30,600          246,522
  Chief Executive Officer        2000    420,000     765,000       114,718          32,800          145,963
Henry H. Gerkens...............  2002    300,000     690,000        16,425          90,000           30,486
  Director, President &          2001    287,500           0        68,223          46,800          104,131
  Chief Operating Officer        2000    275,000     440,000        56,918          22,800           68,929
Robert C. LaRose...............  2002    220,000     350,000        13,649          60,000           23,006
  Vice President, Chief
     Financial                   2001    200,000           0        36,644          23,000           54,830
  Officer & Secretary            2000    200,000     225,000        34,435          14,800           40,659
Gary W. Hartter................  2002    220,000     300,000         2,943          48,000           10,579
  President of Landstar Ranger,  2001    212,500           0         3,046          23,600           10,279
  Landstar Gemini, Landstar      2000    205,000     165,000        19,232          12,400            9,846
  Inway & Landstar Ligon
James R. Hertwig...............  2002    200,000     200,000         9,325          42,000           21,706
  President of Landstar          2001    200,000           0        17,385          13,600           30,663
  Logistics                      2000    200,000      67,000         2,247          13,000            9,230

---------------
(1) Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan.

(2) Amounts shown represent amounts reimbursed during the fiscal year for the payment of taxes on behalf of the above Named Executives.

(3) Amounts for 2002 include contributions in the amount of $8,000 which were made by the Company under the Landstar 401(k) Savings Plan on behalf of each of the Named Executives and contributions made by the Company under the Landstar Supplemental Executive Retirement Plan on behalf of Mr. Crowe in the amount of $8,800, Mr. Gerkens in the amount of $4,000, Mr. LaRose in the amount of $800 and Mr. Hartter in the amount of $800. Amounts for 2002 include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Crowe, Gerkens, LaRose, Hartter and Hertwig in the amounts of $1,526, $1,717, $479, $1,779 and $1,325, respectively. Amounts for 2002 include $71,056, $15,826, $12,915 and $7,311, which represents interest forgiven under loans extended to each Messrs. Crowe, Gerkens, LaRose and Hertwig, respectively, in connection with the exercise of their stock options and $25,509, $943, $812 and $5,070, for Messrs. Crowe, Gerkens, LaRose and Hertwig, respectively, which represents interest forgiven under loans extended to assist them with the income tax liability incurred as a result of the exercise of stock options.

     There were 396,000 options granted under the Company's 1993 Employee Stock Option Plan in fiscal year 2002. The following table sets forth the number of and information about stock options granted in fiscal 2002 to each of the Named Executives of the Company.

                NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                       NO. OF SECURITIES    % OF                                  OF STOCK PRICE APPRECIATION
                          UNDERLYING        TOTAL                                       FOR OPTION TERM
                            OPTIONS        OPTIONS   EXERCISE     EXPIRATION      ---------------------------
                          GRANTED(1)       GRANTED    PRICE          DATE             5%              10%
                       -----------------   -------   --------   ---------------   -----------     -----------
Jeffrey C. Crowe.....       120,000         30.3%    $36.1925    Jan. 02, 2012    $2,731,352      $6,921,783
Henry H. Gerkens.....        90,000         22.7%    $36.1925    Jan. 02, 2012     2,048,514       5,191,337
Robert C. LaRose.....        60,000         15.2%    $36.1925    Jan. 02, 2012     1,365,676       3,460,891
Gary W. Hartter......        48,000         12.1%    $36.1925    Jan. 02, 2012     1,092,541       2,768,713
James R. Hertwig.....        42,000         10.6%    $36.1925    Jan. 02, 2012       955,973       2,422,624

---------------

(1) All the options granted shall become exercisable in three equal installments on each of the first three anniversaries of the respective dates of grant, provided the executive is employed by the Company on each such anniversary date.

     The following table sets forth the number and value of all options exercised by the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                              SHARES ACQUIRED      VALUE
                                                                ON EXERCISE     REALIZED(1)
                                                              ---------------   -----------
Henry H. Gerkens............................................      10,560         $442,094
Robert C. LaRose............................................       7,040          260,269
Gary W. Hartter.............................................      18,520          389,729

---------------

(1) The value realized represents the difference between the fair market value of the shares acquired on the date of exercise and the exercise price of the option. The fair market value was calculated based upon the average of the high and low sales price per share of Common Stock as quoted on NASDAQ on the respective option exercise dates.

                         FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                    DECEMBER 28, 2002           DECEMBER 28, 2002(1)
                                               ---------------------------   ---------------------------
                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                               -----------   -------------   -----------   -------------
Jeffrey C. Crowe.............................    82,760         185,440      $3,132,343     $4,710,979
Henry H. Gerkens.............................    50,360         155,480       1,770,493      3,879,646
Robert C. LaRose.............................    31,280          96,680       1,116,650      2,414,746
Gary W. Hartter..............................     3,720          81,240         141,987      2,014,783
James R. Hertwig.............................    34,880          69,720       1,319,830      1,801,596

---------------

(1) The value of in-the-money options represents the difference between the fair market value of the shares as of December 27, 2002 and the exercise price of the option. The fair market value was calculated based upon the average of the high and low sales price per share of Common Stock as quoted on the NASDAQ on the last business day of the Company's fiscal year ended December 28, 2002, which was December 27, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of the end of the Company's 2002 fiscal year with respect to compensation plans under which equity securities of the Company are authorized for issuance.

                                    (A)                        (B)                          (C)
                          ------------------------   ------------------------   ----------------------------
Plan category             Number of securities to    Weighted-average           Number of securities
                          be issued upon exercise    exercise price of          remaining available for
                          of outstanding options,    outstanding options,       future issuance under equity
                          warrants and rights        warrants and rights        compensation plans
                                                                                (excluding securities
                                                                                reflected in column (a))
Equity compensation
plans approved by the
Company's stockholders                   1,373,520                     $28.28                      1,798,640
Equity compensation
  plans not approved by
  the Company's
  stockholders                                  --                         --                             --
                                        ----------                                                ----------
Total                                    1,373,520                     $28.28                      1,798,640
                                        ----------                                                ----------
                                        ----------                                                ----------

Indebtedness of Management

     In 1998, the Company made loans to Messrs. Crowe, Gerkens and LaRose in the amounts of $925,000, $277,500 and $92,500, in connection with the exercise of options to purchase 100,000, 30,000 and 10,000 shares of the Company's Common Stock at $9.25 per share, respectively. In 1999, the Company made loans to Messrs. Crowe, Gerkens and LaRose in the amounts of $242,833, $71,249 and $28,323, respectively, to assist them with the income tax liability incurred as a result of the exercise of stock options. In 2000, Messrs. Crowe, Gerkens and LaRose repaid $51,047, $48,782 and $23,000, respectively, of their income tax liability loans. In 2001, Mr. Gerkens repaid $22,467 of his income tax liability loan. In 2002, Messrs. Crowe, Gerkens and LaRose repaid $925,000, $277,500 and $92,500 of their stock option loans and Messrs. Crowe and LaRose repaid $191,786 and $5,323, respectively, of their income tax liability loans, representing payment in full of all amounts due on all of these loans.

     In 1999, the Company made loans to Messrs. Gerkens and LaRose in the amounts of $127,500 and $76,500, in connection with the exercise of options to purchase 10,000 and 6,000 shares of the Company's Common Stock, in both cases at $12.75 per share. In 2002, Messrs. Gerkens and LaRose repaid all of these stock option loans in full.

     In 2000, the Company made loans to Messrs. Crowe, Gerkens, LaRose and two loans to Mr. Hertwig in the amounts of $1,185,000, $474,000 and $237,000, $214,875 and $74,063, respectively, in connection with the exercise of options to purchase 80,000, 32,000 and 16,000, 18,000 and 5,000 shares of the Company's Common Stock at $14.8125, $14.8125 and $14.8125, $11.9375 and $14.8125 per
share, respectively. In 2001, Mr. Hertwig repaid his $214,875 stock option loan, representing payment in full of one of the two stock option loans made to him in 2000. In 2000, the Company also made loans to Messrs. Crowe and Gerkens in the amounts of $332,687 and $76,795, respectively, to assist them with the income tax liability incurred as a result of the exercise of stock options. In 2002, Messrs. Crowe, Gerkens, LaRose and Hertwig repaid $1,185,000, $474,000, $237,000 and $74,063 of their stock option loans and Messrs. Crowe and Gerkens repaid $332,687 and $76,795 of their income tax liability loans, representing payment in full on all of these loans, including, in the case of Mr. Hertwig, the second stock option loan made to him in 2000.

     In 2001, the Company made a loan to Mr. Hertwig in the amount of $49,250 in connection with the exercise of options to purchase 4,000 shares of the Company's Common Stock at $12.3125 per share. In 2001, the Company also made loans to Mr. LaRose and Mr. Hertwig in the amounts of $18,648 and $52,445, respectively, to assist them with the income tax liability incurred as a result of the exercise of stock options. In 2002, Messrs. LaRose and Hertwig repaid $18,648 and $52,445 of their income tax liability loans, representing payment in full of all amounts due on all of these income tax liability loans.

     As a result of the repayments described above, all of the loans previously made by the Company, to the Named Executives, in connection with the exercise of stock options and the related tax liabilities have been paid in full, with the exception of the $49,250 loan made by the Company to Mr. Hertwig in 2001 in connection with the exercise of stock options. Accordingly, Messrs. Crowe, Gerkens, and LaRose have no outstanding loan balance at December 28, 2002. All of the loans made in connection with the exercise of stock options and the income tax liability incurred as a result of the exercise of stock options bear interest at 7%. In accordance with the stock option loan program, interest on the loans was, and will, in the case of the loan to Mr. Hertwig, continue to be forgiven annually. On May 1, 2002, the Company ceased making loans under the employee stock option loan program and terminated the program with respect to future stock option exercises and any related tax liability.

Key Executive Employment Protection Agreements and Other Arrangements

     On January 23, 1998, the Board approved the execution of the Key Executive Employment Protection Agreements for Messrs. Crowe, Gerkens, LaRose, Hartter and Hertwig. On August 1, 2002, the Board approved certain amendments to these agreements. Each agreement, as amended, provides certain severance benefits in the event of a Change of Control of the Company (as defined in the agreements). Each agreement, as amended, provides, generally, that if a covered executive's employment is terminated by the Company without "cause" (as defined in the agreements) or by the executive for good reason (as so defined), in either such case, in connection with or within the two-year period following the Change of Control or if a covered executive terminates his employment for any reason six months following the Change in Control, such executive will be entitled to severance benefits consisting of a cash amount equal to three times for Messrs. Crowe and Gerkens, two times for Mr. LaRose and one time for Messrs. Hartter and Hertwig of the sum of (A) the executive's annual base salary; and (B) the amount that would have been payable to the executive as a target bonus for the year in which the Change of Control occurs. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on "parachute payments" imposed under Section 4999 of the Internal Revenue Code of 1986. In addition, in July of 2002, the Compensation Committee of the Board of Directors exercised its discretionary authority under the Company's 1993 Stock Option Plan and its 2002 Executive Incentive Compensation Plan to determine that in the event Mr. Gerkens' employment with the Company is or is likely to be terminated for any reason in connection with a Change of Control (as such term is defined in the 1993 Stock Option Plan), (i) each vested and unexercised option granted to Mr. Gerkens prior to such Change of Control will be "cashed out" for an amount equal to the excess of the Change of Control Price (as such term is defined in the 1993 Stock Option Plan) over the price of such option and (ii) Mr. Gerkens will receive, with respect to any Change of Control occurring prior to the end of any calendar year, a pro-rated bonus for such year under the 2002 Executive Incentive Compensation Plan based on the bonus he would have received under such plan had he remained an employee of the Company through the end of the year in which such Change of Control occurs.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overall Policy

     The Company's executive compensation philosophy is designed to attract and retain the best possible executive talent and to motivate these executives to develop and implement the Company's business strategy. These objectives are to be attained by tying a significant portion of each executive's compensation to the Company's success in meeting specified corporate performance goals and, through the grant of stock options, to appreciation in the Company's stock price. Additionally, the Company also recognizes individual contributions as well as overall business results.

     The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee's sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

     The Compensation Committee is responsible for decisions regarding executive compensation, including a determination of the compensation awarded to those individuals whose compensation is detailed in this Proxy Statement, subject to review by the Board. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Crowe, the Company's chief executive officer, are discussed below.

Base Salaries

     Base salaries for newly hired executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered.

Annual Bonus

     The Company's executive officers were eligible to receive an annual bonus under the Company's 2002 Executive Incentive Compensation Plan (the "2002 EICP"). The 2002 EICP provided for bonus payments to be made to eligible executive officers upon achievement of a consolidated earnings per share target and to eligible subsidiary presidents upon the achievement of a consolidated earnings per share target or an operating income target or a combination thereof. These performance criteria were established at the beginning of 2002 by the Compensation Committee.

     In February 2003, the executive officers and subsidiary presidents received bonuses pursuant to the 2002 EICP. The Compensation Committee, in awarding these bonus amounts, considered the overall Company's performance and the criteria established at the beginning of the year.

Stock Options

     Under the Company's 1993 Stock Option Plan and the Company's 2002 Stock Option Plan, stock options are granted to the Company's executive officers and certain other key employees. The Compensation Committee determines the number of stock options to be granted pursuant to guidelines it develops based on an officer's, or other key employee's, job responsibilities and individual performance evaluation. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest over three or five years. This approach is designed to encourage the creation of long-term stockholder value since no benefit can be realized from such options unless the stock price exceeds the exercise price.

     As of March 6, 2003, Mr. Crowe held 80,000 shares of the Company's Common Stock and held options to purchase an additional 298,200 shares.

     The Compensation Committee believes that significant equity interests held by management helps to align the interests of stockholders and management and maximizes stockholder returns over the long term.

Policy as to Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. Stock option grants under the Company's 1993 Employee Stock Option Plan and the Company's 2002 Employee Stock Option Plan currently meet these requirements. At the 2002 Annual Meeting, the Company received stockholder approval for the 2002 EICP so that any annual awards payable thereunder would qualify for the performance exception under Section 162(m). The Compensation Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to
Section 162(m), but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Conclusion

     Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to significant thresholds of corporate performance and stock price appreciation. The Company's results did achieve the target criteria established in the 2002 EICP. As such, bonuses were paid under the 2002 EICP. The Committee will continue to review all executive compensation and benefit matters presented to it and will act based upon the best information available to it and in the best interests of the Company, its stockholders and employees.

                                          Compensation Committee of the Board

                                          Ronald W. Drucker, Chairman
                                          David G. Bannister
                                          William S. Elston
                                          Merritt J. Mott
                                          Diana M. Murphy

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Transportation Stock Index for the period commencing December 29, 1997 through December 28, 2002.
[LINE GRAPH]

                                                        LANDSTAR                     S&P 500                DJ 20 TRANSPORTS
                                                        --------                     -------                ----------------
12/29/97                                                 100.00                      100.00                      100.00
3/31/98                                                  121.11                      115.57                      114.80
6/30/98                                                  131.25                      118.93                      111.53
9/30/98                                                  105.86                      106.68                       84.87
12/31/98                                                 153.12                      128.94                      101.07
3/31/99                                                  124.42                      134.93                      105.87
6/30/99                                                  135.61                      143.99                      109.25
9/30/99                                                  130.58                      134.55                       93.36
12/31/99                                                 160.86                      154.11                       95.55
3/31/00                                                  205.71                      157.19                       88.68
6/30/00                                                  223.74                      152.58                       84.90
9/29/00                                                  167.62                      150.68                       80.93
12/29/00                                                 208.26                      138.49                       94.56
3/30/01                                                  254.55                      121.71                       88.94
6/29/01                                                  255.52                      128.43                       90.82
9/28/01                                                  240.42                      109.19                       70.43
12/31/01                                                 272.43                      120.43                       84.72
3/28/02                                                  348.61                      120.35                       93.64
6/28/02                                                  401.35                      101.60                       87.66
9/30/02                                                  368.29                       86.79                       69.03
12/28/02                                                 430.58                       91.82                       73.54

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 3, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Named Executive of the Company, and (iii) all Directors and Named Executives as a group.

                                                                         AMOUNT AND
                                                                         NATURE OF    OWNERSHIP
                                                                         BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                       POSITION(S)               OWNERSHIP     CLASS(1)
------------------------                       -----------               ----------   ----------
(i)
FMR Corp.(2)(3)...................                                       1,802,622      11.5%
T. Rowe Price Associates,
  Inc.(2)(4)......................                                       1,196,000       7.6%
(ii)
David G. Bannister(5).............  Director                                29,920          *
Ronald W. Drucker(6)..............  Director and Nominee for Director       32,000          *
Merritt J. Mott(7)................  Director                                34,000          *
William S. Elston(8)..............  Director                                27,600          *
Diana M. Murphy(9)................  Director                                30,400          *
Jeffrey C. Crowe(10)..............  Director, Chairman of the Board
                                    and Chief Executive Officer            223,640       1.4%
Henry H. Gerkens(11)..............  Director and Nominee for Director
                                    President and Chief Operating
                                    Officer                                102,020          *
Robert C. LaRose(12)..............  Vice President, Chief Financial
                                    Officer and Secretary                   73,600          *
Gary W. Hartter(13)...............  President of Landstar Ranger,
                                    Landstar Gemini, Landstar Inway
                                    and Landstar Ligon                      26,520          *
James R. Hertwig(14)..............  President of Landstar Logistics         61,680          *
(iii)
All Directors and Named Executives
  as a group (10
  persons)(15)(16)................                                         641,380       4.0%

---------------

  *  Less than 1%

 (1) The percentages are based upon 15,725,977 shares, which equal the outstanding shares of the Company as of March 3, 2003. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 3, 2003, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such options.

 (2) In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

 (3) According to an amendment to its Schedule 13G filed jointly by FMR Corp. with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company on February 13, 2003, FMR Corp. is the beneficial owner of 1,802,622 shares of Common Stock. Certain of these shares are beneficially owned by FMR Corp. subsidiaries and related entities. The Schedule 13G discloses that FMR Corp. has sole voting power as to 323,258 shares of Common Stock, shares power to vote no shares of Common Stock and has sole power to dispose of 1,802,622 shares of Common Stock. The 13G also discloses that Mr. Johnson (Chairman of FMR Corp.) and Ms. Johnson (a Director of FMR Corp.) do not have sole or shared voting power with respect to any shares of Common Stock, but both Mr. and Ms. Johnson have sole power to dispose of 1,802,622 shares of Common Stock. The Schedule 13G states that Mr. and Ms. Johnson and various family members, through their ownership of FMR Corp. voting stock and the execution of a shareholders' voting agreement, may be deemed to form a controlling group with respect to FMR Corp. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of
     1940, is the beneficial owner of
     1,479,364 shares, or 9.368% of the Common Stock outstanding, as a result of acting as investment adviser to various investment companies (the "Funds") registered under Section 8 of the Investment Company Act of 1940. Such shares are voted by Fidelity in accordance with written guidelines established by the Funds' boards of trustees. Mr. Johnson, FMR Corp. and the Funds each has sole power to dispose of the 1,479,364 shares owned by the Funds. Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to non-U.S. investment companies (the "International Funds") and certain institutional investors. FIL is the beneficial owner of 56,800 shares or 0.360% of the Common Stock outstanding. As a result of shares owned by a partnership controlled by Mr. Johnson (Chairman of FIL) and members of his family, FMR Corp. and FIL may be deemed to have formed a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the "34 Act") and may be required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 promulgated under the 34 Act. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned by FIL. FMR Corp. and FIL each expressly disclaim beneficial ownership of Common Stock beneficially owned by the other. With the exception of FIL, the business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) According to an amendment to its Schedule 13G filed on February 3, 2003, T. Rowe Price Associates, Inc. ("Price Associates") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 1,196,000 shares of Common Stock. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates has sole voting power with respect to 355,800 of such shares, no shared voting power with respect to such shares, and the sole dispositive power with respect to all 1,196,000 shares. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (5) Includes 18,000 shares that may be acquired upon the exercise of options.

 (6) Includes 10,000 shares held in trust for which Mr. Drucker has sole voting and investment power, 10,000 shares held in trust for which Mr. Drucker has shared voting and investment power with SunTrust Bank-Trust Department of SunTrust Bank-North Florida, N.A. and 12,000 shares that may be acquired upon the exercise of options.

 (7) Includes 100 shares held in trust for Mr. Mott's son, 100 shares held in trust for Mr. Mott's daughter, and 30,000 shares that may be acquired upon the exercise of options.

 (8) Includes 20,000 shares that may be acquired upon the exercise of options.

 (9) Includes 30,000 shares that may be acquired upon the exercise of options.

(10) Includes 143,640 shares that may be acquired upon the exercise of options.

(11) Includes 86,022 shares that may be acquired upon the exercise of options.

(12) Includes 48,817 shares that may be acquired upon the exercise of options.

(13) Includes 26,520 shares that may be acquired upon the exercise of options.

(14) Includes 57,680 shares that may be acquired upon the exercise of options.

(15) Represents amount of shares deemed to be beneficially owned either directly or indirectly by all Directors and current executive officers as a group.

(16) Includes 472,679 shares that may be acquired upon the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     There was an inadvertent failure to file Form 4, Statement of Changes in Beneficial Ownership, on a timely basis with the SEC on behalf of Ms. Diana Murphy, a Director, with respect to a sale of 100 shares of Common Stock in July 2002. This transaction was reported on Form 4 in February 2003 as soon as the oversight was discovered. Other than as set forth in this paragraph, based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements which are applicable to its executive officers, Directors and greater than ten percent beneficial owners were accomplished.

                             PROPOSAL NUMBER TWO --
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG LLP served as independent auditors for the Company for the fiscal year ended December 28, 2002. In addition to retaining KPMG LLP to audit the consolidated financial statements of the Company and its subsidiaries, KPMG LLP rendered certain tax and employee benefit audit services to the Company in fiscal year 2002 and expects to continue to do so in 2003. The aggregate fees billed for professional services by KPMG LLP in fiscal year 2002 for services consisted of the following:

          AUDIT FEES: Fees for the audit of financial statements and quarterly reviews, $487,000.

          ALL OTHER FEES: Fees for assistance with tax compliance and tax audits, $138,400, and fees for the audit of employee benefit plans, $16,000.

     The Audit Committee has appointed that firm to continue in that capacity for fiscal year 2003, and has recommended to the Board that a resolution be presented to stockholders at the 2003 Annual Meeting to ratify that appointment. A representative of KPMG LLP will be present at the 2003 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

             PROPOSAL NUMBER THREE -- PROPOSAL TO APPROVE THE 2003
                       DIRECTORS STOCK COMPENSATION PLAN

     The Board has adopted, subject to stockholder approval, the 2003 Directors Stock Compensation Plan, to replace the previously existing 1994 Directors Stock Option Plan. The Board believes that a change to the method of compensating the outside Board members will continue to attract, retain and motivate the best qualified directors and further enhance the long-term mutuality of interest between the Company's stockholders and the Directors of the Company. The material terms of the Directors Stock Compensation Plan are summarized below.

     Subject to stockholder approval of the Directors Stock Compensation Plan, the maximum number of shares that may be issued under the Directors Stock Compensation Plan may not exceed 50,000 in the aggregate. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's shares of Common Stock, appropriate adjustments will be made by the Board in the number of shares that may be issued in the future.

     The Directors Stock Compensation Plan is administered by the Board. Each person who is a Director of the Company, and is not an officer or employee of the Company or any of its subsidiaries is eligible to participate in the Directors Stock Compensation Plan (an "Eligible Director"). Each of the provisions is described more fully below and in the full text of the Directors Stock Compensation Plan set forth in Appendix A.

Share Awards

     Each Eligible Director shall be entitled to compensation for his or her participation on the Board. Compensation pursuant to the Directors Stock Compensation Plan shall be fixed at 1,500 shares of Common Stock, representing one award. The Board has the authority to adjust the amount of compensation from time to time. One share award is to be issued on the first business day after each Annual Meeting of Stockholders (the "Meeting") to an Eligible Director who was, at the most recent Meeting, elected or re-elected to the Board.

Restrictions on Disposition

     For the three-year period following the award of shares to an Eligible Director, neither such Eligible Director nor any of such Eligible Director's heirs or representatives has the right to sell, assign, transfer, pledge or otherwise directly or indirectly dispose of any such shares. These restrictions on transfer shall lapse upon the termination of an Eligible Director's services to the Company for any reason.

Other Information

     The Board may terminate or suspend the Directors Stock Compensation Plan, and from time-to-time may amend or modify the Directors Stock Compensation Plan provided that without the requisite approval of the Company's stockholders, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Directors Stock Compensation Plan, (ii) except as necessary to give effect to certain adjustments to the Company's capitalization structure, such as a stock split, materially increase the number of shares of Common Stock subject to the Plan, (iii) materially modify the requirements for participation in the Directors Stock Compensation Plan or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company.

Approval

     Approval of the proposal to implement the Directors Stock Compensation Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the 2003 Annual Meeting. Abstentions from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

              PROPOSAL NUMBER FOUR -- PROPOSAL TO AMEND COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                       AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors recommends that Article IV, Section 1 of the Certificate of Incorporation be amended so as to increase the authorized number of shares of Common Stock, par value $.01 per share, from 20,000,000 to 50,000,000. Separately, as described in proposal number five (see below), the Board of Directors has recommended that the Certificate of Incorporation be amended so as to increase the authorized number of shares of Preferred Stock (the "Preferred Stock"), par value $1.00 per share, from 2,000,000 to 5,000,000. The proposals to increase such authorized number of shares of Common Stock, on the one hand, and Preferred Stock, on the other, are being submitted to the Company's stockholders separately, as described further in proposal number five below.

     The main text of the proposed amendment (giving effect to both this proposal and proposal number five) would read as follows:

     "The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share."

     In the event that the Company's stockholders approve proposal numbers four and five, the aggregate number of shares of capital stock which the Company would have the authority to issue would increase to 55,000,000. However, in the event that the Company's stockholders approve this proposal but do not approve proposal number five, the authorized number of shares of Common Stock would increase to 50,000,000 but the authorized number of shares of Preferred Stock would remain at 2,000,000. On the other hand, if the Company's stockholders do not approve this proposal but do approve proposal number five, the authorized number of shares of Common Stock would remain at 20,000,000 but the authorized number of shares of Preferred Stock would increase to 5,000,000.
                                   *  *  *  *

     The Company presently has authority to issue a total number of 22,000,000 shares, consisting of (a) 20,000,000 shares of Common Stock and (b) 2,000,000 shares of Preferred Stock.

     As of the close of business on December 28, 2002, of the 20,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 15,782,627 shares were issued and outstanding, 3,172,160 shares were reserved for issuance under the Company's employee stock option plans and 554,879 shares were held by the Company as treasury shares. Thus, assuming the Company were to use the treasury shares in connection with option exercises under the Company's employee stock option plans, the Company would have only 490,334 shares of Common Stock as of December 28, 2002 which were both unissued and not reserved for other purposes. The small number of unissued and unreserved shares of Common Stock reflects in part the impact of the Company's two-for-one stock split, effected in the form of a 100% stock dividend distributed on August 12, 2002. Adoption of this proposal would increase the number of authorized and unissued shares of Common Stock by 30,000,000.

     The Board of Directors believes that the Company does not have a sufficient number of authorized and unissued shares of Common Stock to give it the ability to react quickly and in the best interests of its stockholders to the various corporate opportunities and other circumstances which might merit the issuance of additional shares of Common Stock in the future. For instance, the additional shares of Common Stock under this proposal would provide the Company with the ability, if it wished to do so, to effect a stock split or a stock dividend, such as the stock split referred to above. The additional shares would also facilitate the Company's ability to, among other things, structure financing transactions, mergers and acquisitions, employee stock plans and other corporate transactions in a timely fashion and without the expense and delay associated with calling a special stockholders' meeting to increase the authorized capital of the Company. In this regard, the Company notes that no further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares of Common Stock contemplated by this proposal number four except as may be required by applicable law and the rules of the NASDAQ or any stock exchange on which the Company's securities may be listed in the future.

     The Company has no current plans for the issuance of any shares of Common Stock, except with respect to issuances under the Company's stock option plans. However, since the Company has a sufficient number of existing authorized and unissued shares of Common Stock and treasury shares for purposes of the Company's stock option plans, approval of proposal number four is not necessary to effect this use.

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under this proposal.

     The Company is not proposing to increase its authorized shares of Common Stock in order to impede a change of control of the Company and the Company is not aware of any current efforts to acquire control of the Company. However, under certain circumstances, the additional shares of Common Stock could be issued by the Company to defend against, or otherwise respond to, a hostile takeover bid. For instance, the Company could issue shares of Common Stock to dilute the stock ownership of a person or entity seeking to obtain control of the Company under a "poison pill" or other similar arrangement, although since the Company's Shareholders Rights Plan expired on February 10, 2003, the Company does not currently have any such "poison pill" in place. The Company could also respond to an unsolicited takeover bid by issuing, in a private placement or otherwise, a significant portion of its securities with purchasers who might align with the Board of Directors in response to a specific change of control transaction affecting the Company. Moreover, the issuance of shares of Common Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change could be considered favorable to stockholders generally. The Company also notes that certain provisions of its Certificate of Incorporation and By Laws, including
(i) its ability to issue "blank check" preferred stock, as described more fully in proposal number five below, (ii) its staggered board of directors and (iii) provisions in its By Laws limiting the ability of its stockholders to call special meetings and to propose business for consideration at annual meetings, could also under certain circumstances have the effect of discouraging attempts, or making it more difficult to gain control of the Company.

     Nevertheless, while the issuance of shares of Common Stock may have anti-takeover ramifications, the Board believes that the financial flexibility offered by this proposed amendment to the Certificate of Incorporation outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

     The issuance of the additional shares of Common Stock contemplated by this proposal number four also could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of Common Stock.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company's Certificate. If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

              PROPOSAL NUMBER FIVE -- PROPOSAL TO AMEND COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                      AUTHORIZED SHARES OF PREFERRED STOCK

     The Board of Directors recommends that Article IV, Section 1 of the Certificate of Incorporation be amended so as to increase the authorized number of shares of Preferred Stock, par value $1.00 per share, from 2,000,000 to 5,000,000. Separately, as described in proposal number four (see above), the Board of Directors has recommended that the Certificate of Incorporation be amended so as to increase the authorized number of shares of Common Stock (the "Common Stock"), par value $.01 per share, from 20,000,000 to 50,000,000. The proposals to increase such authorized number of shares of Preferred Stock, on the one hand, and Common Stock, on the other, are being submitted to the Company's stockholders separately, as described further in proposal number four above.

     The main text of the proposed amendment (giving effect to both this proposal and proposal number four) would read as follows:

     "The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share."

     In the event that the Company's stockholders approve proposal numbers four and five, the aggregate number of shares of capital stock which the Company would have the authority to issue would increase to 55,000,000. However, in the event that the Company's stockholders approve this proposal but do not approve proposal number four, the authorized number of shares of Preferred Stock would increase to 5,000,000 but the authorized number of shares of Common Stock would remain at 20,000,000. On the other hand, if the Company's stockholders do not approve this proposal but do approve proposal number four, the authorized number of shares of Preferred Stock would remain at 2,000,000 but the authorized number of shares of Common Stock would increase to 50,000,000.

                                   *  *  *  *

     The Company presently has authority to issue a total number of 22,000,000 shares, consisting of (a) 20,000,000 shares of Common Stock and (b) 2,000,000 shares of Preferred Stock.

     As of the close of business on December 28, 2002, none of the Company's authorized shares of Preferred Stock were issued or outstanding. Thus, as of the close of business on December 28, 2002, there were authorized and unissued and unreserved 2,000,000 shares of Preferred Stock. Adoption of this proposal would increase the number of authorized, unissued and unreserved shares of Preferred Stock by 3,000,000.

     The Board of Directors believes that the Company does not have a sufficient number of authorized and unissued shares of Preferred Stock in order to serve the best interests of the Company and its stockholders with respect to the various opportunities and other circumstances which might merit the issuance of shares of Preferred Stock in the future. For instance, the additional shares of Preferred Stock under this proposal would provide the Company with increased financial flexibility to use shares of Preferred Stock for issuance from time to time and with such features as determined by the Board, to structure financing transactions, mergers and acquisitions and other corporate transactions in a timely fashion and without the expense and delay associated with calling a special stockholders' meeting to increase the authorized capital of the Company. In the event the Board elects at any time to adopt a Shareholder
Rights Plan to replace the Shareholder Rights Plan of the Company which expired on February 10, 2003, the Board could also use shares of Preferred
Stock in connection with the implementation thereof.

     The Board may authorize and issue Preferred Stock from time to time and in one or more series on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders and without any action or authorization by the Company's stockholders, except as may be required by applicable law and the rules of the NASDAQ or any stock exchange on which the Company's securities may be listed in the future. The numbers, designations, rights, preferences, privileges and limitations of the Preferred Stock will be determined upon issuance by the Board. However, the Company has no current plans for the issuance of any shares of Preferred Stock.

     It is not possible to state the effects of the proposed increase in the number of shares of Preferred Stock upon the rights of holders of the Common Stock until the Board determines the respective rights of the holders of one or more series of the Preferred Stock. Nevertheless, the issuance of shares of Preferred Stock pursuant to the Board's authority described above may adversely affect the rights of the holders of the Common Stock. Specifically, the effects of an issuance of Preferred Stock could include: (i) a reduction in the amount of cash otherwise available for payment of dividends on the Common Stock, if any, (ii) restrictions on dividends on the Common Stock, (iii) dilution of the earnings per share, book value per share or voting power of the Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets upon satisfaction of any liquidation preference granted to the holders of Preferred Stock. In addition, shares of Preferred Stock may be convertible into shares of Common Stock.

     The Company is not proposing to increase its authorized shares of Preferred Stock in order to impede a change of control of the Company and the Company is not aware of any current efforts to acquire control of the Company. However, under certain circumstances, the additional shares of Preferred Stock could be issued by the Company to defend against, or otherwise respond to, a hostile takeover bid. For instance, the Company could issue shares of Preferred Stock to dilute the stock ownership of a person or entity seeking to obtain control of the Company under a "poison pill" or other similar arrangement, although since the Company's Shareholders Rights Plan expired on February 10, 2003, the Company does not currently have any such "poison pill" in place. The Company could also respond to an unwanted takeover bid by issuing, in a private placement or otherwise, securities representing a significant portion of its voting power to purchasers who might align with the Board of Directors in response to a specific change of control transaction affecting the Company. Moreover, the issuance of shares of Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change could be considered favorable to stockholders generally.

     In addition, the Company notes that, as described in proposal number four above, certain provisions of the Certificate of Incorporation and By Laws may have the effect under certain circumstances of discouraging or making it difficult to gain control of the Company.

     Nevertheless, while the issuance of shares of Preferred Stock may have anti-takeover ramifications, the Board believes that the financial flexibility offered by this proposed amendment to the Certificate of Incorporation outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company's Certificate. If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                             STOCKHOLDER PROPOSALS

     In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than November 26, 2003, if such proposals are to be considered for inclusion in the Company's Proxy Statement. In accordance with the Company's Bylaws, stockholder proposals intended for presentation at the 2004 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company's Proxy Statement must be received by the Secretary of the Company not later than 35 days prior to the 2004 Annual Meeting of Stockholders. For any proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on February 9, 2004 and advises stockholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 9, 2004.

     In addition, in accordance with the Company's Bylaws, stockholder proposals intended for presentation at the 2003 Annual Meeting of Stockholders that are not intended for inclusion in the Company's Proxy Statement must be received by the Company not later than April 10, 2003. For any proposal that is not submitted for inclusion in this year's Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on February 5, 2003, and advises stockholders in this year's Proxy Statement about the nature of the matter and how management intends to vote on such matter, or
(2) does not receive notice of the proposal prior to the close of business on February 5, 2003.

     All proposals should be mailed via certified mail and addressed to Robert
C. LaRose, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone: 904-398-9400

     Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

                                                                      APPENDIX A

                             LANDSTAR SYSTEM, INC.
                       DIRECTORS STOCK COMPENSATION PLAN

                                   ARTICLE I
                                    PURPOSE

     The purposes of the Plan are to enable the Company to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing Eligible Directors with compensation in the form of shares of Common Stock.

                                   ARTICLE II
                                  DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          (c) "Company" means Landstar System, Inc., a Delaware corporation, and any successor thereto.

          (d) "Eligible Director" means a director of the Company who is neither an officer nor an employee of the Company or any of its subsidiaries.

          (e) "Plan" means this Landstar System, Inc. Directors Stock Compensation Plan, as the same may be amended from time to time.

          (f) "Share" means one share of Common Stock.

          (g) "Share Award" means an award of 1,500 Shares.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1 Rules, Interpretation and Determination. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Board under the Plan and any determination or interpretation made by the Board in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     3.2 Delegation by the Board. All the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by a committee of the Board to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such committee and any determination or interpretation made by such committee in the exercise of such authority shall be exercised or made in its discretion and shall be final, binding and conclusive for all purposes and upon all persons.

     3.3 Agents and Indemnification. The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By laws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By laws of the Company.

                                   ARTICLE IV
                                  COMPENSATION

     4.1 Compensation. Each Eligible Director shall be entitled to compensation for his or her participation on the Board. Compensation pursuant to the Plan shall be fixed at one Share Award. Subject to Article VII, the Board may adjust the time of payment and amount of any compensation from time to time.

     4.2 Commencement of Service Between Annual Meetings. In the event that an Eligible Director commences service to the Board on a date during the term of the Plan that is between annual meetings of the stockholders of the Company (each, an "Annual Meeting"), such Eligible Director shall be entitled to receive a pro rata portion of one Share Award, based on the number of days until the expiration of his term as a director of the Company. The Eligible Director shall receive this pro rata payment as soon as reasonably practicable following his commencement of services.

                                   ARTICLE V
                                  SHARE AWARDS

     5.1 Share Awards. Subject to Article IV, on the first business day after each Annual Meeting occurring during the term of the Plan in which an Eligible Director is elected or re-elected to the Board, such Eligible Director shall automatically be granted one Share Award.

     5.2 Restrictions on Disposition of Shares. For the three-year period following the award of Shares to an Eligible Director, neither such Eligible Director nor any of such Eligible Director's heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). Notwithstanding the foregoing, the restrictions on the transfer of such Shares under this Section 5.2 shall automatically lapse (and the legend referred to in Section 5.3 shall be removed) upon the termination of such Eligible Director's service as a director of the Company.

     5.3 Issuance of Stock Certificates; Legends. Upon the issuance of Shares pursuant to this Plan, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons receiving such Shares and be delivered to or upon the order of such person or persons. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of the Plan or any agreements between the Company and the Eligible Director with respect to such Shares including, without limitation, a legend reflecting the restrictions on the transfer of such Shares under Section 5.2, which will include, without limitation, the following language:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFER RESTRICTIONS) CONTAINED IN THE LANDSTAR SYSTEM, INC. DIRECTORS STOCK COMPENSATION PLAN AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR
     OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     5.4 Securities Law Matters. The Board, in its discretion, may require an Eligible Director to make such representations and furnish such information, as it may consider appropriate in connection with the issuance of Common Stock in compliance with applicable laws, rules, and regulations.

                                   ARTICLE VI
                             SHARES SUBJECT TO PLAN

     6.1 Shares Available. Subject to the provisions of Section 6.2, the maximum number of Shares that may be issued under this Plan may not exceed 50,000 in the aggregate.

     6.2 Adjustment in Capitalization. The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Board if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination, or any recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change.

     6.3 Delivery of Shares. Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

                                  ARTICLE VII
                    TERMINATION, MODIFICATION AND AMENDMENT

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Plan, (ii) except as expressly provided in Section 6.2, materially increase the number of Shares subject to the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company under applicable laws, rules or regulations.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Requirements of Law. The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of this Plan, no Shares shall be issued if the Board determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Common Stock in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.

     8.2 Listing of Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     8.3 No Right to Remain as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.

     8.4 No Rights as a Stockholder. Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director's Shares shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares unless and until a certificate for Shares is issued in respect thereof.

     8.5 Tax Withholding. The Company shall have the power to withhold, or require a Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all federal, state, local and foreign withholding tax requirements (if any) in respect of the issuance of Shares and the Company may defer the issuance of Shares until such requirements are satisfied. The Board may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Board shall determine.

     8.6 Beneficiary Designation. Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

     8.7 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.

     8.8 Freedom of Action. Subject to Article VII, nothing in the Plan shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

     8.9 Non-Exclusivity. Subject to applicable laws, rules and regulations, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors of the Company as it may deem desirable.

     8.10 Effective Date. The Plan shall be effective upon its adoption by the Board and approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy. The Plan shall continue in effect, unless sooner terminated pursuant to Article VII, until the tenth anniversary of the date on which it is adopted by the Board.

     8.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.

     8.12 Severability. In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     8.13  Savings Clause.  If any provision of the Plan does not comply with
Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, such provision shall be deemed deleted from the Plan and the remaining provisions of the Plan shall not be affected thereby.

     8.14 Notices. All notices and other communications required or permitted to be given by an Eligible Director to the Company in connection with this Plan shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, by Federal Express, or by any recognized international equivalent of such delivery, to Robert C. LaRose, Vice
President, Chief Financial Officer and Secretary, at 13410 Sutton Park Drive South, Jacksonville, FL, 32224, or to such other person or address as the Board may designate from time to time. All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

                   PLEASE COMPLETE, SIGN, DATE AND RETURN THE
                          ENCLOSED PROXY CARD PROMPTLY

                                          By Order of the Board of Directors

                                          /s/ Robert C. LaRose

                                          Robert C. LaRose
                                          Vice President,
                                          Chief Financial Officer
                                          & Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 28, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: HENRY
H. GERKENS, INVESTOR RELATIONS, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

                              LANDSTAR SYSTEM, INC.
                         13410 SUTTON PLACE DRIVE SOUTH
                             JACKSONVILLE, FL 32224

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints Robert C. LaRose and Dennis P. Owen, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc. held of record by the undersigned on March 18, 2003, at the Annual Meeting of Shareholders to be held on May 15, 2003 or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the "Company"), is related to or conditioned on the approval of other matters.

                 **CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

Change of Address

_________________________________________________     LANDSTAR SYSTEM, INC..
                                                      P.O. BOX 11113
_________________________________________________     NEW YORK, N.Y. 10203-0113

_________________________________________________

_________________________________________________

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                           - DETACH PROXY CARD HERE -

--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

[ ]  PLEASE MARK, SIGN, DATE, AND                             [X]
     RETURN THE PROXY CARD PROMPTLY                VOTES MUST BE INDICATED
     USING THE ENCLOSED ENVELOPE                   (X) IN BLACK OR BLUE INK

     1. ELECTION OF DIRECTORS:

     FOR ALL nominees                        WITHHOLD AUTHORITY
     (except as marked                       to vote for all
     to the contrary)       [ ]              nominees listed         [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.)

RONALD W. DRUCKER                         HENRY H. GERKENS

                                                    FOR     AGAINST   ABSTAIN

     2.   RATIFICATION OF THE
          APPOINTMENT OF KPMG LLP AS                [ ]       [ ]        [ ]
          INDEPENDENT AUDITORS OF THE
          COMPANY FOR FISCAL YEAR 2003

     3.   TO CONSIDER APPROVAL OF THE
          COMPANY'S 2003 DIRECTOR STOCK             [ ]       [ ]        [ ]
          COMPENSATION PLAN

     4.   TO CONSIDER APPROVAL OF AN AMENDMENT
          TO ARTICLE IV OF THE COMPANY'S RESTATED   [ ]       [ ]        [ ]
          CERTIFICATE OF INCORPORATION TO INCREASE
          THE AUTHORIZED SHARES OF COMMON STOCK
          OF THE COMPANY

     5.   TO CONSIDER APPROVAL OF A SEPARATE
          AMENDMENT TO ARTICLE IV OF THE COMPANY'S  [ ]       [ ]        [ ]
          RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE AUTHORIZED SHARES OF
          PREFERRED STOCK OF THE COMPANY

     6. IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                To change your address, please mark this box. [ ]

        ---------------------------------------------------------------

                                 S C A N   L I N E

        ---------------------------------------------------------------

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date                Share Owner sign here            Co-Owner sign here

_________________   ___________________________      ___________________________